AMENDED AND RESTATED

SCHEDULE A

(as of February 14, 2020)

Fund	Expense Limit (%)	Date of Expiration of Expense Limit
BMO LGM Frontier Markets Equity Fund
Institutional Class (Class I)	1.50%	12/31/2020